Exhibit 10.1

                            AGREEMENT BY AND BETWEEN

                            Cornerstone National Bank

                             Easley, South Carolina

                                       and

                         The Comptroller of the Currency



         Cornerstone National Bank, Easley, South Carolina ("Bank") and the Comptroller of the Currency of the United States of America ("Comptroller") wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

         The Comptroller has found unsafe and unsound banking practices relating to strategic planning and credit administration at the Bank.

         In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors ("Board"), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

                                   ARTICLE I
                                  JURISDICTION

(1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. ss. 1818(b)(1).

(2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. ss. 1818(e)(1) and 12 U.S.C. ss. 1818(i)(2).

(3) This Agreement shall be construed to be a "formal written agreement" within the meaning of 12 C.F.R. ss. 5.51(c)(6)(ii). See 12 U.S.C. ss. 1831i.

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(4) This  Agreement  shall be construed to be a "written  agreement"  within the meaning of 12 U.S.C. ss. 1818(u)(1)(A).

(5) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to:

         Kent D. Stone, Assistant Deputy Comptroller
         Carolinas Field Office
         212 South Tryon Street, Suite 700
         Charlotte, NC 28281


                                   ARTICLE II
                              COMPLIANCE COMMITTEE

         (1) Within thirty (30) days of the date of this Agreement, the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term "affiliate" is defined in 12 U.S.C. ss. 371c(b)(1)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Agreement.

         (2) The Compliance Committee shall meet at least monthly.

         (3) Within forty-five (45) days of the date of this Agreement and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

          (a) a description of the action needed to achieve full compliance with each Article of this Agreement;

          (b)  actions taken to comply with each Article of this Agreement; and



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          (c)  the results and status of those actions.

         (4) The Board shall forward a copy of the Compliance Committee's report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.

                                  ARTICLE III
                         BOARD AND MANAGEMENT ASSESSMENT

         (1) The Board shall ensure that the Bank has competent senior management in place on a full-time basis to carry out the Board's policies, ensure compliance with this Agreement, applicable laws, rules and regulations, and manage the day-to-day operations of the Bank in a safe and sound manner.

         (2) Within sixty (60) days, the Compliance Committee shall complete a review of current Board and management supervision being provided in light of the Bank's present condition. The findings and recommendations of the Compliance Committee shall be set forth in a written report to the Board. At a minimum, the report shall contain:

          (a) an evaluation of each executive officer's duties and capacity to effectively carry out such duties;

          (b) an evaluation of Board member roles and responsibilities and each member's ability to fulfill such roles and responsibilities;

          (c) an assessment of the Board's strengths and weaknesses along with a director education program designed to strengthen identified weaknesses;

          (d) an assessment of whether Board members are receiving adequate information on the operation of the Bank to enable them to fulfill their fiduciary responsibilities and other responsibilities under law;



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          (e)  an  evaluation  of  the  extent  of   responsibility  of  current
               management and/or the Board for present weaknesses in the Bank's condition; and

          (f) recommendations to correct or eliminate any other deficiencies in the supervision of the Bank.

         (3) Copies of the Board's written plan and the Compliance Committee's study shall be forwarded to the Assistant Deputy Comptroller. The Assistant Deputy Comptroller shall retain the right to determine the adequacy of the report and its compliance with the terms of this Agreement. In the event the written plan, or any portion thereof, is not implemented, the Board shall immediately advise the Assistant Deputy Comptroller, in writing, of specific reasons for deviating from the plan.

         (4) If the Board determines that an officer will continue in his/her position but that the officer's depth of skills needs improvement, the Board shall, within thirty (30) days following its determination, develop and implement a written program, with specific time frames, to improve the officer's performance, skills, and abilities. Upon completion, a copy of the written program shall be submitted to the Assistant Deputy Comptroller.

         (5) If the Board determines that an officer will not continue in his/her position, the Board shall document the reasons for this decision in its assessment performed pursuant to paragraph (2) of this Article, and shall within sixty (60) days of such vacancy identify and provide notice to the Assistant Deputy Comptroller, pursuant to paragraph (6) of this Article, of a qualified and capable candidate for the vacant position who shall be vested with sufficient executive authority to ensure the Bank's compliance with this Agreement and the safe and sound operation of functions within the scope of that position's responsibility.



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         (6) Prior to the appointment of any individual to an executive  officer position, the Board shall submit to the Assistant Deputy Comptroller a written statement of the Board's reasons for selecting the proposed officer and a written description of the proposed officer's duties and responsibilities. The Assistant Deputy Comptroller shall have the power to disapprove the appointment of the proposed new officer. However, the lack of disapproval of such individual shall not constitute an approval or endorsement of the proposed officer. The requirement to submit information and the prior disapproval provisions of this Article are based on the authority of 12 U.S.C. ss. 1818(b) and do not require the Comptroller or the Assistant Deputy Comptroller to complete his review and act on any such information or authority within ninety (90) days.

                                   ARTICLE IV
                                 STRATEGIC PLAN

         (1) Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written strategic plan for the Bank covering at least a three-year period. The strategic plan shall establish objectives for the Bank's overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives and, at a minimum, include:

          (a)  a  mission   statement   that   forms  the   framework   for  the
               establishment of strategic goals and objectives;

          (b)  an  assessment  of  the  Bank's  present  and  future   operating
               environment;



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          (c)  the   development  of  strategic   goals  and  objectives  to  be
               accomplished over the short and long term;

          (d) an identification of the Bank's present and future product lines (assets and liabilities) that will be utilized to accomplish the strategic goals and objectives established in (1)(c) of this Article;

          (e) an evaluation of the Bank's internal operations, staffing requirements, board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under
               (1)(c) of this Article;

          (f) a management employment and succession program to promote the retention and continuity of capable management;

          (g) product line development and market segments that the Bank intends to promote or develop;

          (h)  an action plan to improve bank earnings and accomplish identified
               strategic    goals   and   objectives,    including    individual
               responsibilities, accountability and specific time frames;

          (i) establishment and guidance of the Bank's strategic direction and tolerance for interest rate risk.

          (j) a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;

          (k) a capital plan commensurate with the risk profile of the institution;



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          (l)  control  systems to mitigate  risks  associated  with planned new products, growth, or any proposed changes in the Bank's operating environment;

          (m) specific plans to establish responsibilities and accountability for the strategic planning process, new products, growth goals, or proposed changes in the Bank's operating environment; and

          (n) systems to monitor the Bank's progress in meeting the plan's goals and objectives.

         (2) Upon adoption, a copy of the plan, and any subsequent amendments or revisions, shall be forwarded to the Assistant Deputy Comptroller for review and prior written determination of no supervisory objection. Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the strategic plan.

         (3) The Bank may not initiate any action, which deviates significantly from the Board-approved Strategic Plan without a written determination of no supervisory objection from the Assistant Deputy Comptroller. The Board must give the Assistant Deputy Comptroller at least six (6) days advance, written notice of its intent to deviate significantly from the Strategic Plan, along with an assessment of the impact of such change on the Bank's condition, including a profitability analysis and an evaluation of the adequacy of the Bank's organizational structure, staffing, management information systems, internal controls, and written policies and procedures to identify, measure, monitor, and control the risks associated with the change in the Strategic Plan.

         (4) For the purposes of this Article, changes that may constitute a significant deviation from the Strategic Plan include, but are not limited to, a


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change in the Bank's  marketing  strategies,  marketing  partners,  underwriting practices and standards, credit administration, account management, collection strategies or operations, fee structure or pricing, accounting processes and practices, or funding strategy, any of which, alone or in aggregate, may have a material impact on the Bank's operations or financial performance; or any other changes in personnel, operations, or external factors that may have a material impact on the Bank's operations or financial performance. For purposes of this paragraph, personnel shall include the president, chief executive officer, chief
operating  officer,   chief  financial  officer,  chief  credit  officer,  chief compliance officer, risk manager, auditor, member of the Bank's board of directors, or any other position subsequently identified in writing by the Assistant Deputy Comptroller.

         (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

                                    ARTICLE V
                                   PROFIT PLAN

         (1) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three-year written profit plan, consistent with the Bank's Strategic Plan as required in Article IV, to improve and sustain the earnings of the Bank. This plan shall include, at minimum, the following elements:

          (a) identification of the major areas in and means by which the Board will seek to improve the Bank's operating performance;

          (b) realistic and comprehensive budgets, including projected balance sheets and year-end income statements;



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          (c)  a budget  review  process to monitor  both the Bank's  income and
               expenses,   and  to  compare   actual   figures  with   budgetary
               projections; and

          (d) a description of the operating assumptions that form the basis for major projected income and expense components.

         (2) The budgets and related documents required in paragraph (1) above for 2010-2012 shall be submitted to the Assistant Deputy Comptroller upon completion. The Board shall submit to the Assistant Deputy Comptroller annual budgets as described in paragraph (1) above for each year this Formal Agreement remains in effect. The budget for each year shall be submitted on or before November 30, of the preceding year.

         (3) The Board shall forward comparisons of its balance sheet and profit and loss statement to the profit plan projections to the Assistant Deputy Comptroller on a quarterly basis.

         (4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.


                                   ARTICLE VI
                                  CAPITAL PLAN

         (1) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three-year capital program, consistent with the Strategic Plan as required in Article IV. The program shall include:

          (a) specific plans for the maintenance of adequate capital levels in relation to the bank's risk profile;



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          (b)  projections  for growth  and  capital  requirements  based upon a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

          (c) projections of the sources and timing of additional capital to meet the Bank's current and future needs;

          (d) the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank's needs;

          (e) contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

          (f) a dividend policy that permits the declaration of a dividend only:

               (i) when the Bank is in compliance with its approved capital program;

               (ii) when the Bank is in compliance with 12 U.S.C.  ss.ss. 56 and
                    60; and

               (iii) with  prior  written   notice  to  the   Assistant   Deputy
                    Comptroller. Upon receiving a notice from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the dividend policy.

         (2) Upon completion, the Bank's capital program shall be submitted to the Assistant Deputy Comptroller for prior determination of no supervisory objection. Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the capital program. The Board shall review and update the Bank's capital program on an annual basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Assistant Deputy Comptroller.



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         (3) The Board shall ensure that the Bank has processes,  personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                  ARTICLE VII
                                CRITICIZED ASSETS

         (1) The Bank shall take immediate and continuing action to protect its interest in those assets criticized in the most recent Report of Examination ("ROE"), in any subsequent ROE, by internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.

         (2) Within thirty (30) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written program designed to eliminate the basis of criticism of assets criticized in the most recent Report of Examination ("ROE"), in any subsequent ROE, or by any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination as "doubtful," "substandard," or "special mention." This program shall include, at a minimum:

          (a)  an identification of the expected sources of repayment;

          (b) the appraised value of supporting collateral and the position of the Bank's lien on such collateral where applicable;

          (c) an analysis of current and satisfactory credit information, including cash flow analysis where loans are to be repaid from operations; and

          (d) the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.



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         (3) Upon  adoption,  a copy of the  program for all  criticized  assets equal to or exceeding one hundred thousand dollars ($100,000) shall be forwarded to the Assistant Deputy Comptroller.

         (4) The Board, or a designated committee, shall conduct a review, on at least a quarterly basis, to determine:

          (a) the status of each criticized asset or criticized portion thereof that equals or exceeds one hundred thousand dollars ($100,000);

          (b) management's adherence to the program adopted pursuant to this Article;

          (c)  the status and effectiveness of the written program; and

          (d)  the need to revise the program or take alternative action.

         (5) A copy of each review shall be forwarded to the Assistant Deputy Comptroller on a quarterly basis.

         (6) The Bank may extend credit, directly or indirectly, including renewals, extensions or capitalization of accrued interest, to a borrower whose loans or other extensions of credit are criticized in the most recent Report of Examination ("ROE"), in any subsequent Report of Examination, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination and whose aggregate loans or other extensions exceed one hundred thousand ($100,000) only if each of the following conditions are met:

          (a) the Board or designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing, extending or capitalizing any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records,


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               in writing,  why such  extension is necessary to promote the best interests of the Bank; and

          (b) a comparison to the written program adopted pursuant to this Article shows that the Board's formal plan to collect or strengthen the criticized asset will not be compromised.

         (7) A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.

         (8) The Board shall develop and implement a written strategy designed to ensure that the Bank's high level of Other Real Estate Owned ("OREO") is reduced to manageable levels.

         (9) Upon adoption, the Board shall submit a copy of the plans to the Assistant Deputy Comptroller.

         (10) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.


                                  ARTICLE VIII
                            CONCENTRATIONS OF CREDIT

         (1) Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written concentration management program consistent with OCC Bulletin 2006-46: Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices. The program shall include, but not necessarily be limited to, the following:

          (a) a review of the balance sheet to identify any concentrations of credit;

          (b) a written analysis of any concentration of credit identified above in order to identify and assess the inherent credit, liquidity, and interest rate risk;



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          (c)  policies and procedures to control and monitor  concentrations of credit;

          (d) procedures to track and analyze concentrations of credit, significant economic factors, and general conditions and their impact on the credit quality of the Bank's loan and lease portfolios;

          (e) periodic portfolio-level stress tests or sensitivity analysis to quantify the impact on changing economic conditions on asset quality, earnings, and capital;

          (f)  ongoing   market   analysis  for  the  various   property   types
               represented in the loan portfolio; and

          (g) an action plan approved by the Board to reduce the risk of any concentration deemed imprudent in the above analysis.

         (2) For purposes of this Article, a concentration of credit is as defined in the "Loan Portfolio Management" booklet of the Comptroller's Handbook.


         (3) The Board shall ensure that future concentrations of credit are subjected to the analysis required by paragraph (1), subparagraph (b) of this Article, and that the analysis demonstrates that the concentration will not subject the Bank to undue credit, liquidity, or interest rate risk.

         (4) The Board shall develop and implement a written strategy designed to ensure that the Bank's high level of commercial real estate concentrations are reduced to manageable levels.

         (5) The  Board  shall  forward  a copy  of any  analysis  performed  on
existing  or  potential   concentrations  of  credit  to  the  Assistant  Deputy
Comptroller immediately following the review.



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         (6) The Board shall ensure that the Bank has processes,  personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.



                                   ARTICLE IX
                            LOAN PORTFOLIO MANAGEMENT

         (1) The Board shall, within sixty (60) days, develop, implement, and thereafter ensure Bank adherence to a written program to improve the Bank's loan portfolio management. The program shall include, but not be limited to:

          (a) an action plan to reduce the high level of credit risk in the Bank;

          (b) procedures to ensure that extensions of credit are granted, by renewal or otherwise, to any borrower only after obtaining and analyzing current, complete and satisfactory credit information on the borrower and any guarantor, including, but not limited to, annual financial statements, interim financial statements, personal financial statements, all sources of cash flow, debt service requirements, assets, liabilities, contingent liabilities, and tax returns with supporting schedules;

          (c) procedures that require any extension of credit (new, maturity extension, or renewal) to be made only after obtaining and validating current, complete and satisfactory credit information about the borrower and any guarantor sufficient to fully assess and analyze the borrower's and guarantor's global cash flow, debt service requirements, assets, liabilities, contingent liabilities, and global liquidity condition, and only after the credit officer prepares a documented credit analysis, documents


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               the reason or purpose for the extension of credit, and identifies the source of repayment in writing;

          (d) procedures to ensure conformance with loan approval requirements; and

          (e)  procedures to measure the success of workout activities.

         (2) Upon completion, a copy of the program shall be forwarded to the Assistant Deputy Comptroller.

         (3) The Board and senior management shall ensure that all lending personnel adhere to the program and systems developed pursuant to this Article and are held accountable for deviations from safe and sound credit risk management practices.

         (4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program and systems developed pursuant to this Article.


                                   ARTICLE X
                              LIQUIDITY MANAGEMENT

         (1) The Board shall immediately ensure that liquidity of the Bank is maintained at a level that is sufficient to sustain the Bank's current operations and to withstand any anticipated or extraordinary demand against its funding base. Such actions shall include, but not be limited to:

          (a)  reducing the level of liquidity risk at the institution;

          (b) improving the level of sources of stable funding given the Bank's anticipated liquidity and funding needs;

          (c) reducing wholesale or credit sensitive liabilities and increasing liquid assets;



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          (d)  revision of the Bank's strategic plan in light of the requirement of this Article;

          (e)  establishment  of  prudent  limits on the  nature  and  amount of
               liquidity  risk  that  can  be  taken,   particularly   regarding
               wholesale funding; and

          (f) development and implementation of a comprehensive liquidity contingency funding plan that forecasts funding needs and sources under different stress scenarios, which represent management's best estimate of balance sheet changes that may result from a liquidity or credit event.

         (2) The Board shall review the Bank's liquidity on a monthly basis. Such reviews shall consider:

          (a) a maturity schedule of certificates of deposit, including large uninsured deposits;

          (b)  the volatility of demand deposits including escrow deposits;

          (c) the amount and type of loan commitments and standby letters of credit;

          (d) an analysis of the continuing availability and volatility of present funding sources;

          (e) an analysis of the impact of decreased cash flow from the Bank's loan portfolio resulting from delinquent and non-performing loans; and

          (f)  the risk profile and overall condition of the institution.

         (3) The Board shall take appropriate action to ensure adequate sources of liquidity in relation to the Bank's needs. An analysis of the bank's liquidity position shall be forwarded to the Assistant Deputy Comptroller quarterly.


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                                   ARTICLE XI
                                BROKERED DEPOSITS

         (1) The Bank may accept Brokered Deposits (as defined by 12 C.F.R. ss. 337.6(a)(2)) for deposit at the Bank only after obtaining a prior written determination of no supervisory objection from the Assistant Deputy Comptroller.

         (2) The limitation of paragraph (1) shall include the acquisition of Brokered Deposits through any transfer, purchase, or sale of assets, including Federal funds transactions.

         (3) If the Bank seeks to acquire  Brokered  Deposits,  the Board  shall
apply  to  the  Assistant  Deputy  Comptroller  for  written  permission.   Such
application shall contain, at a minimum, the following:

          (a) the dollar volume, maturities, and cost of the Brokered Deposits to be acquired;

          (b) the proposed use of the Brokered Deposits, i.e., short-term liquidity or restructuring of liabilities to reduce cost;

          (c)  alternative funding sources available to the Bank; and

          (d) the reasons why the Bank believes that the acceptance of the Brokered Deposits does not constitute an unsafe and unsound practice in its particular circumstances.

         (4) The Assistant Deputy Comptroller may require the submission of such additional information as necessary to make an informed decision. Upon consideration of the Bank's application, the Assistant Deputy Comptroller will determine whether the proposed acquisition of Brokered Deposits may be accomplished in a safe and sound manner and may condition the Bank's acquisition as the Assistant Deputy Comptroller shall deem appropriate.

         (5) Nothing in this article shall relieve the Bank of its obligation under 12 U.S.C. ss. 1831f to seek necessary approvals from the Federal Deposit Insurance Corporation before accepting Brokered Deposits and to comply with all the requirements of 12 U.S.C. ss. 1831f.



                                   ARTICLE XII
                                     CLOSING

         (1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

         (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

         (3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

         (4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

         (5) In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

          (a)  authorize  and adopt such actions on behalf of the Bank as may be
               necessary   for  the  Bank  to  perform   its   obligations   and
               undertakings under the terms of this Agreement;

          (b) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

          (c) follow-up on any non-compliance with such actions in a timely and appropriate manner; and

          (d) require corrective action be taken in a timely manner of any non-compliance with such actions.

         (6) This Agreement is intended to be, and shall be construed to be, a supervisory "written agreement entered into with the agency" as contemplated by 12 U.S.C. ss. 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. ss. 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract. The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller's exercise of his supervisory responsibilities. The terms of this
Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

         IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.




------------------------------------          ----------------------------------
Kent D. Stone                                 Date

Assistant Deputy Comptroller

Carolinas Field Office






         IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.


-----------------------------------------------      ---------------------------
J. Rodger Anthony                                    Date

Walter L. Brooks                                     Date

-----------------------------------------------      ---------------------------
Jennifer M. Champagne                                Date

-----------------------------------------------      ---------------------------
Janice E. Childress                                  Date

-----------------------------------------------      ---------------------------
J. Bruce Gaston                                      Date

-----------------------------------------------      ---------------------------
S. Ervin Hendricks, Jr.                              Date

-----------------------------------------------      ---------------------------
Joe E. Hooper                                        Date

-----------------------------------------------      ---------------------------
Susan S. Jolly                                       Date

Robert R. Spearman                                   Date
-----------------------------------------------      ---------------------------
John M. Warren, Jr., M.D.                            Date

-----------------------------------------------      ---------------------------
George I. Wike, Jr.                                  Date

                                   APPENDIX A

                            Cornerstone National Bank

                             Easley, South Carolina


CRITICIZED ASSET REPORT AS OF:  ------------------------------------------------

--------------------------------------------------------------------------------
BORROWER(S):


ASSET BALANCE(S) AND OCC RATING (SM, SUBSTANDARD, DOUBTFUL OR LOSS):

$                                                CRITICISM
-------------------------------------------                ---------------------


AMOUNT CHARGED OFF TO DATE
                               -------------------------------------------------


FUTURE POTENTIAL CHARGE-OFF
                               -------------------------------------------------

--------------------------------------------------------------------------------
PRESENT STATUS (Fully explain any increase in outstanding balance; include past due status, nonperforming, significant progress or deterioration, etc.):




--------------------------------------------------------------------------------
FINANCIAL AND/OR COLLATERAL SUPPORT (include brief summary of most current financial information, appraised value of collateral and/or estimated value and date thereof, bank's lien position and amount of available equity, if any, guarantor(s) info, etc.):




--------------------------------------------------------------------------------
PROPOSED PLAN OF ACTION TO ELIMINATE ASSET  CRITICISM(S)  AND TIME FRAME FOR ITS
ACCOMPLISHMENT:



--------------------------------------------------------------------------------
IDENTIFIED SOURCE OF REPAYMENT AND DEFINED REPAYMENT PROGRAM (repayment program should coincide with source of repayment):




--------------------------------------------------------------------------------
Use this form for reporting each criticized asset that exceeds one hundred thousand dollars ($100,000) and retain the original in the credit file for review by the examiners. Submit your reports quarterly until notified otherwise, in writing, by the Assistant Deputy Comptroller.